EXHIBIT 99.1

JoS. A. Bank Clothiers Appoints Byron "Bud" Bergren to Its Board of Directors

New Independent Director Brings a Wealth of Experience in Apparel Retail

Former CEO of Bon-Ton Stores, Bergren Successfully Led Cost Reduction and Acquisition Integration Efforts

HAMPSTEAD, Md., Sept. 4, 2013 (GLOBE NEWSWIRE) -- JoS. A. Bank Clothiers, Inc. (Nasdaq:JOSB) today announced that Byron "Bud" Bergren, who has extensive executive management experience in the apparel retail industry, has been appointed to the Board of Directors, effective immediately. Mr. Bergren will also serve on the Audit Committee.

Mr. Bergren, was formerly Chairman of the Board of Bon-Ton Stores, a retailer with over 271 department stores offering fashion apparel as well as cosmetics and home furnishings, from February 2012 to June 2013. From 2002 to 2011, he served as President and Chief Executive Officer of Bon-Ton, successfully streamlining the organization to reduce costs and leading the company's acquisition of SAKS - Northern Department Store Group. Mr. Bergren received a B.S. degree from St. Cloud State University. He served on the Board of Directors of the National Retail Federation from 2008 to 2012.

"We are very pleased to welcome Bud Bergren as an independent member of our Board of Directors. The Company is extremely fortunate to have the benefit of Bud's deep knowledge of the retail and apparel industries and his successful experience with acquisition integration. His contribution will be invaluable to us as we continue to execute our long-term strategies for profitable growth and increased shareholder value," said Robert N. Wildrick, Chairman of the Board of Jos. A. Bank Clothiers.

With the addition of Mr. Bergren, the Board comprises seven directors, five of whom are independent as defined in the NASDAQ Stock Market Rules.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 617 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB."

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity, and financial condition. Such factors include risks associated with the economy, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including, but not limited to, those described under "Risk Factors" in our Annual Report on Form 10-K for the year ended February 2, 2013 and our Quarterly Report on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. Interim period sales are not necessarily indicative of sales expected for the full quarter. Furthermore, sales are just one component of earnings and no projection of earnings should be inferred from any discussion of interim period sales or other information in this release. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Md.
         David E. Ullman
         EVP/CFO
         410-239-5715

         or Investor Relations Information Request Website
         (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq),

         or Investor Relations Voicemail, 410-239-5900

         E-commerce Address for JoS. A. Bank Clothiers, Inc.:
         www.josbank.com